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                                                                     EXHIBIT 1.1



                   REINSURANCE GROUP OF AMERICA, INCORPORATED

                              5,300,000 SHARES

                            NON-VOTING COMMON STOCK
                               ($0.01 PAR VALUE)

                             UNDERWRITING AGREEMENT


                                                               _______ ___, 1998

A.G. EDWARDS & SONS, INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
MORGAN STANLEY & CO. INCORPORATED
CHASE SECURITIES INC.
CONNING & COMPANY
     As Representatives of the Several Underwriters
     c/o A.G. Edwards & Sons, Inc.
     One North Jefferson Avenue
     St. Louis, Missouri 63103

     The undersigned, Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company"), hereby addresses you as the representatives (the "Representatives") of each of the persons, firms and corporations listed on
Schedule I hereto (collectively, the "Underwriters") and hereby confirms its agreement with the several Underwriters as follows:

     1. DESCRIPTION OF SHARES. The Company proposes to issue and sell to the Underwriters 5,300,000 shares of its Non-Voting Common Stock, par value $0.01 per share (the "Non-Voting Common Stock," such shares of Non-Voting Common Stock being herein referred to as the "Firm Shares"). Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to grant to the Underwriters the right to purchase up to an additional 795,000 shares of its Non-Voting Common Stock (the "Option Shares"), as provided in Section 3 of this Agreement. The Firm Shares and the Option Shares are herein sometimes referred to as the "Shares" and are more fully described in the Prospectus hereinafter defined.

     2. PURCHASE, SALE AND DELIVERY OF FIRM SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and each such Underwriter agrees, severally and not jointly,
(a) to purchase from the Company, pro rata, at a purchase price of $___ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Company any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

     The Company will deliver definitive certificates for the Firm Shares at the office of A.G. Edwards & Sons, Inc., [77 WATER STREET, NEW YORK, NEW YORK ZIP CODE] ("Edwards' Office"), or such other place as you and the Company may mutually agree upon, for the accounts of the Underwriters against payment to the Company of the purchase price for the Firm Shares sold by them to the several Underwriters by wire transfer or certified or bank cashiers' check in clearing house (immediately available) funds payable to the order of the Company and delivered to One North Jefferson Avenue, St. Louis, Missouri 63103, or at such other place as may be agreed upon between you and the Company (the "Place of Closing"), at 10:00 a.m., St. Louis

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time, on ____________, 1998, or at such other time and date not later than
[FIVE (5)] full business days thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the "Closing Date."

     The certificates for the Firm Shares so to be delivered will be made available to you for inspection at Edwards' Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be in such names and denominations as you may request at least two (2) full business days prior to the Closing Date.

     It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose checks shall not have been received prior to the Closing Date for Shares to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

     It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

     The Company hereby confirms its engagement of A.G. Edwards & Sons, Inc. as, and A.G. Edwards & Sons, Inc., hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Rule 2720 of the National Association of Securities Dealers, Inc. Conduct Rules ("Conduct Rule 2720") with respect to the offering and sale of the Shares. A.G. Edwards & Sons, Inc., solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU." As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $_____ on the Closing Date. The price at which the Shares will be sold to the public will not be higher than the maximum price recommended by the QIU.

     3. PURCHASE, SALE AND DELIVERY OF THE OPTION SHARES. The Company hereby grants an option to the Underwriters to purchase from it up to 795,000 Option Shares on the same terms and conditions as the Firm Shares; provided, however, that such option may be exercised only for the purpose of covering any over-allotments which may be made by them in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

     The option is exercisable on behalf of the several Underwriters by you, as Representatives, at any time, and from time to time, before the expiration of 30 days from the date of this Agreement, for the purchase of all or part of the Option Shares covered thereby, by notice given by you to the Company in the manner provided in Section 13 hereof, setting forth the number of Option Shares as to which the Underwriters are exercising the option, and the date of delivery of said Option Shares, which date shall not be more than [FIVE (5)] business days after such notice unless otherwise agreed to by the parties. You may terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Company to such effect.

     You, as Representatives, shall make such allocation of the Option Shares among the Underwriters as may be required to eliminate purchases of fractional Shares.

     Delivery of the Option Shares with respect to which the options shall have been exercised shall be made to or upon your order at Edwards' Office (or at such other place as you and the Company may mutually agree upon), against payment by you of the per share purchase price to the Company by wire transfer or certified or bank cashier's check or checks, payable in clearing house (immediately available) funds. Such payment and delivery shall be made at 10:00 a.m.,

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St. Louis time, on the date designated in the notice given by you as above provided for (which may be the same as the Closing Date), unless some other date and time are agreed upon, which date and time of payment and delivery are called the "Option Closing Date." The certificates for the Option Shares so to be delivered will be made available to you for inspection at Edwards' Office at least one full business day prior to the Option Closing Date and will be in such names and denominations as you may request at least two (2) full business days prior to the Option Closing Date. On the Option Closing Date, the Company shall provide the Underwriters such representations, warranties, agreements, covenants, opinions, letters, certificates and other documents with respect to the Option Shares as are required to be delivered on the Closing Date with respect to the Firm Shares.

     4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. (a) The Company represents and warrants to and agrees with each Underwriter that:

           (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"); a registration statement (Registration No. 333-51777) on Form S-3 with respect to the Shares and the associated Preferred Stock Purchase Rights (the "Rights"), including a preliminary prospectus, and such amendments to such registration statement as may have been required to the date of this Agreement, have been prepared by the Company pursuant to and in conformity with the requirements of the Act, and the Rules and Regulations thereunder (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and have been filed with the Commission under the Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430 or 430A of the Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to you. If such registration statement has not become effective under the Act, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective under the Act, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" as used herein means the registration statement as amended at the time it becomes or became effective under the Act (the "Effective Date"), including financial statements and all exhibits and all documents incorporated by reference therein pursuant to
      Item 12 of Form S-3 under the Act and, if applicable, the information deemed to be included by Rule 430A of the Rules and Regulations. The term "Prospectus" as used herein means (i) the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, or (iii) if a Term Sheet or Abbreviated Term Sheet (as such terms are defined in Rule 434(b) and 434(c), respectively, of the Rules and Regulations) is filed with the Commission pursuant to Rule 424(b)(7) of the Rules and Regulations, the Term Sheet or Abbreviated Term Sheet and the last Preliminary Prospectus filed with the Commission prior to the time the Registration Statement became effective, taken together (including, in each case, the documents incorporated by reference therein pursuant to
      Item 12 of Form S-3 under the Act). The term "Preliminary Prospectus" as used herein shall mean a preliminary prospectus as contemplated by Rule 430 or 430A of the Rules and Regulations included at any time in the Registration Statement. "Material Adverse Effect" shall mean any material adverse effect on the

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      condition (financial or other), earnings, business or properties of the
      Company and its subsidiaries, taken as a whole.

           (ii) The Commission has not issued, and is not to the knowledge of the Company threatening to issue, an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus nor instituted proceedings for that purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contains or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable Effective Date, and neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit, as the case may be, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, information relating to the Underwriters and furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein (as provided in Section 12).

           (iii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations adopted by the Commission thereunder (the "1934 Act Rules and Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the Closing Date, did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

           (iv) The filing of the Registration Statement and the execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company; this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent the enforceability of the indemnification and contribution provisions of Section 7 hereof may be limited by public policy considerations as expressed in the Act as construed by courts of competent jurisdiction, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity); the issuance and sale of the Shares, together with the associated Rights, by the Company and the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a violation of the Company's articles of incorporation or bylaws, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any statute, bond, debenture, note other evidence of indebtedness, or any agreement, indenture, mortgage, deed of trust, sale and leaseback arrangement, joint venture or other instrument to which the Company or any of its subsidiaries is a party or by which they are bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or any order or

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      decree, or any statute, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or their properties, except to such extent as does not have a Material Adverse Effect; no authorization, approval, consent, order, registration or qualification of or with any court or governmental body, authority or agency is required with respect to the Company in connection with the transactions contemplated by this Agreement except such as may be required under the Act or the Rules and Regulations or as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), The New York Stock Exchange, Inc. (the "NYSE") or under any state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

           (v) Registration statements with respect to the Shares and the Rights have been carefully prepared by the Company pursuant to and in conformity with the 1934 Act and the 1934 Act Rules and Regulations, and have been filed with the Commission under the Act, and such registration statements have become effective under the 1934 Act or will become effective when the Registration Statement is declared effective.

           (vi) The Company and each of its subsidiaries are duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their business as described in the Prospectus, are duly qualified, licensed or authorized in each other jurisdiction where it is required to be so qualified, licensed or authorized to conduct its business as described in the Prospectus, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; the Company and each of its subsidiaries hold all licenses, certificates, permits and approvals from all state, federal, foreign and other regulatory authorities, and have satisfied in all material respects the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate its properties and conduct their businesses as described in the Prospectus, and, each of the Company and its subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business (including, without limitation, insurance and insurance holding company laws, rules and regulations) in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; the Company and each of its subsidiaries has filed all notices, reports, documents or other information ("Notices") required to be filed under applicable laws, rules and regulations, including, without limitation, the insurance laws and regulations of the State of Missouri and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case, with such exceptions as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any of its subsidiaries has received any notification from any court or governmental body, authority or agency, including without limitation, any insurance regulatory authority, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification ("Approvals") from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would have a Material Adverse Effect; and, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any subsidiary of the Company to its parent.



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           (vii) No Notices or Approvals are required to be filed or obtained prior to the Closing Date by the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares, together with the associated Rights, or the transactions contemplated hereby.

           (viii) The Company is not, nor after giving effect to the offering and sale of the Shares, will it be (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           (ix) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries taken as a whole have not incurred any material liabilities or material obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions not in the ordinary course of business, and there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries taken as a whole or any material adverse change in the condition (financial or other), net worth, business, affairs, management, prospects or results of operations of the Company and its subsidiaries taken as a whole. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon, all tax liabilities are adequately provided for on the books of the Company and its subsidiaries, and the Company and its subsidiaries have made all necessary payroll tax payments and are current and up-to-date with respect thereto as of the date of this Agreement, except to such extent as would not have a Material Adverse Effect; and the Company and its subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its subsidiaries which might have a Material Adverse Effect.

           (x) Except as described in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or its subsidiaries is a party before or by any court or public, regulatory or governmental agency or body which might be expected to have a Material Adverse Effect (individually or in the aggregate) or affect the power or ability of the Company to perform its obligations under this Agreement; and there are no contracts or documents of the Company or its subsidiaries which would be required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement or incorporated by reference therein.

           (xi) The Company has duly and validly authorized capital stock as described in the Prospectus; all outstanding shares of Common Stock, and associated Rights, of the Company and the Shares, and associated Rights, conform in all material respects, or when issued will conform in all material respects, to the description thereof in the Prospectus and have been, or, when issued and paid for will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares, and associated Rights, to be

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      purchased from the Company hereunder is not subject to preemptive or other similar rights. All corporate action required to be taken by the Company for the authorization, issue and sale of the Shares, and associated Rights, has been duly and validly taken.

           (xii) The entities listed on Schedule II hereto are the only subsidiaries, direct or indirect, of the Company. The Company, owns, directly or indirectly through other subsidiaries, the percentage indicated on Schedule II of the outstanding shares of capital stock or other securities evidencing equity ownership of such subsidiaries, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrances; and all of such securities have been duly authorized, validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. Except as described in the Registration Statement, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries.

           (xiii) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

           (xiv) The 1997 annual statements of each of the Company's insurance subsidiaries and the statutory statements of admitted assets, liabilities and surplus and statutory statements of operations included in such statutory annual statements together with related schedules and notes, have been prepared, in all material respects, in conformity with statutory accounting principles or practices prescribed or permitted by the appropriate insurance department of the jurisdiction of domicile of each such subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of the subsidiaries as of the dates thereof, and the statutory basis results of operations of the subsidiaries for the periods covered thereby.

           (xv) KPMG Peat Marwick LLP, the accounting firm which has certified the financial statements filed with or incorporated by reference in and as a part of the Registration Statement, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations.

           (xvi) The consolidated financial statements and schedules of the Company, including the notes thereto, filed with (or incorporated by reference) and as a part of the Registration Statement, comply in all material respects with the Act and the Rules and Regulations and present fairly the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and their consolidated results of operations and their consolidated cash flows for the respective periods covered thereby, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed in the Prospectus. The selected financial data included or incorporated by reference in the

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      Registration Statement and Prospectus comply in all material respects with the Act and the Rules and Regulations, present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements, except as otherwise disclosed in the Prospectus. The operating and other statistical data included or incorporated by reference in the Registration Statement and Prospectus comply in all material respects with the Act and the Rules and Regulations and presents fairly the information shown therein.

           (xvii) Neither the Company nor any subsidiary is (i) in default with respect to its articles of incorporation or bylaws or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other contract, indenture, mortgage, deed of trust, sale and leaseback arrangement, joint venture or other instrument to which it is a party; provided that the representation in subparagraph (ii) hereof shall not apply to defaults which would not have a Material Adverse Effect.

           (xviii) Neither the Company nor any subsidiary is in violation of any other laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, Section 13 of the 1934 Act, and neither the Company nor any subsidiary has failed to obtain any other license, permit, franchise, easement, consent, or other governmental authorization necessary to the ownership, leasing and operation of its properties or to the conduct of its business, which violation or failure would have a Material Adverse Effect.

           (xix) Except as described in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

           (xx) The Company and its subsidiaries have good and marketable title to all property owned by them, free and clear of all liens, encumbrances, restrictions and defects except such as are described in the Prospectus or do not interfere with the use made and proposed to be made of such property; and any property held under lease or sublease by the Company or its subsidiaries is held under valid, subsisting and enforceable leases or subleases, and neither the Company nor any subsidiary has any notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company's or any subsidiary's rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company's or any subsidiary's rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof; except where the failure to have such good and marketable title or valid, subsisting and enforceable leases or subleases ,or such claim, would not have a Material Adverse Effect.

           (xxi) Except as described in the Prospectus, there is no factual basis for any action, suit or other proceeding involving the Company or its subsidiaries or any of their material assets for any failure of the Company or any of its subsidiaries, or any predecessor thereof, to comply with any requirements of federal, state or local regulation

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      relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health or the environment; except where such action, suit or other proceeding would not have a Material Adverse Effect. Except as described in the Prospectus or as would not have Material Adverse Effect, none of the property owned or leased by the Company or any of its subsidiaries is, to the best knowledge of the Company, contaminated with any waste or hazardous substances, and neither the Company nor any of its subsidiaries may be deemed an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates or disposes of a "hazardous substance" as those terms are defined in Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.

           (xxii) No labor disturbance exists with the employees of the Company or its subsidiaries or is imminent which would have a Material Adverse Effect. None of the employees of the Company and its subsidiaries is represented by a union and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, nor any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, or analogous foreign laws and regulations, which might result in a Material Adverse Effect.

           (xxiii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock or Non-Voting Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

           (xxiv) All retrocessional treaties and arrangements to which the Company is a party and which have not terminated or expired by their terms are in full force and effect and none of the Company or any of its subsidiaries is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent that any such violation or default could not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty, contract or agreement in any respect that could reasonably be expected to have a Material Adverse Effect; and, to the best knowledge of the Company, the Company has no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement in any respect that could reasonably be expected to have a Material Adverse Effect.

           (xxv) The Company and each of its subsidiaries maintains insurance covering their properties, personnel and business. Such insurance insures against such losses and risks as are adequate in accordance with the Company's perception of customary industry practice to protect the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

           (xxvi) The Company and its subsidiaries have made no material changes in their insurance reserving practices since December 31, 1997, except where such insurance reserving practices could not reasonably be expected to have a Material Adverse Effect.

           (xxvii)Except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Non-Voting Common Stock, Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the Act of any shares of Non-Voting Common Stock, Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except for this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company.

           (xxviiii) The Company is not aware of any threatened or pending downgrading of RGA Reinsurance Company's "A+" claims-paying ability rating from A.M. Best Company, Inc., A1 insurance financial strength rating from Moody's Investors Service, or AA claims-paying rating from Standard & Poor's.

     (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, as applicable, to each Underwriter as to the matters covered thereby.

     5. ADDITIONAL COVENANTS. The Company covenants and agrees with the several Underwriters that:

     (a) If the Registration Statement is not effective under the Act, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective. The Company (i) will prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations, if required, a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations or otherwise or a Term Sheet or Abbreviated Term Sheet, as applicable; (ii) will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

     (b) The Company will advise the Underwriters promptly, after it shall receive notice or obtain knowledge thereof, of any request of the Commission for amendment of the

Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution or threatening of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

     (c) The Company will cooperate with the Underwriters and their counsel in endeavoring to qualify the Shares for sale, and the Rights for issuance, under the securities laws of such jurisdictions as they may have designated and will make such applications, file such documents, and furnish such information as may be necessary for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation as doing business in any jurisdiction where it is not now so taxed. The Company will, from time to time, file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request.

     (d) The Company will deliver to, or upon the order of, the Underwriters, without charge from time to time, as many copies of any Preliminary Prospectus (including all documents incorporated by reference therein) as they may reasonably request. The Company will deliver to, or upon the order of, the Underwriters without charge as many copies of the Prospectus (including all documents incorporated by reference therein), or as it thereafter may be amended or supplemented, as they may from time to time reasonably request. The Company consents to the use of such Prospectus by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for such other purposes and for such period of time thereafter as the Prospectus is required by law to be delivered in connection with the offering or sale of the Shares. The Company will deliver to the Underwriters at or before the Closing Date a reasonable number of signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith or incorporated by reference therein and all documents incorporated by reference in the Prospectus, and will deliver to the Underwriters such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as they may reasonably request.

     (e) If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in your judgment or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

     (f) The Company will make generally available to its shareholders and will file as an exhibit in a report pursuant to the 1934 Act, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date of the Registration Statement, an earnings statement in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Underwriters in writing when such statement has been so made available.

     (g) The Company will, for a period of five years from the Closing Date, deliver to the Underwriters at their principal executive offices a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the 1934 Act. The Company will deliver to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements. Any report, document or other information required to be furnished under this paragraph (g) shall be furnished as soon as practicable after such report, document or information becomes available.

     (h) The Company will apply the proceeds from the sale of the Shares as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

     (i) The Company will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

     (j) Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

     (k) Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the Shares, without your prior written consent.

     (l) The Company will use its best efforts to obtain approval for, and maintain the quotation of the Shares on the NYSE.

     (m) For a period of 90 days from the Effective Date, the Company will not, directly or indirectly offer, sell, contract to sell or otherwise dispose of any shares of the Company's Common Stock or Non-Voting Common Stock, any securities convertible or exchangeable for Common Stock or Non-Voting Common Stock or any other rights to acquire such shares without the prior written consent of A.G. Edwards & Sons, Inc., except for the Shares sold hereunder and except for sales of shares of Common Stock to the Company's employees pursuant to the exercise of options under the Company's stock option plans outstanding on the date of this Agreement.

     (n) During any period in which a prospectus is required by law to be delivered by an Underwriter or dealer, the Company will promptly file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy in all material respects, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance in all material respects by the Company of its covenants and obligations hereunder, and to the following additional conditions:

     (a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made or should be made within the time periods required by the Act and the Rules and Regulations. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

     (b) No Underwriter shall have disclosed in writing to the Company on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of James E. Sherman, Esq., General Counsel and Secretary for the Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

           (i) The Company and its U.S. subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the states in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their business as described in the Prospectus; the Company and its U.S. subsidiaries are duly qualified, licensed or authorized in each other jurisdiction where it is required to be so qualified, licensed or authorized to conduct its business as described in the Prospectus, except where the failure to be so qualified would not have a Material Adverse Effect.

           (ii) The entities listed on Schedule II are the only subsidiaries, direct or indirect, of the Company. The Company owns directly or indirectly through other subsidiaries, the percentage indicated on
      Schedule II of the outstanding shares of capital stock or other securities evidencing equity ownership of such subsidiaries, and all such securities have been duly authorized, validly issued, are fully paid and non-assessable and, to the knowledge of such counsel, are owned by the Company free and clear of any security interest, claim, lien, limitation on voting rights or encumbrances and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries.

           (iii) The Company has duly and validly authorized capital stock as set forth under the caption "Capitalization" in the Prospectus; all outstanding shares of Common

      Stock, and associated Rights, of the Company and the Shares, and associated Rights, conform, or when issued will conform, to the description thereof in the Prospectus under the caption "Description of Capital Stock," and have been duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares, and associated Rights, to be sold by the Company have been duly authorized and, when delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable. All corporate action required to be taken by the Company for the authorization, issue and sale of the Shares, and associated Rights, has been duly and validly taken. The Shares, and associated Rights, are duly authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE. The form of specimen certificate representing the Shares filed as an exhibit to the Registration Statement is in valid and sufficient form. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other similar rights under the Company's articles of incorporation or any agreement or other instrument to which the Company is a party, and except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, calls, commitments or sale or options to acquire, or instruments convertible into or exchangeable for, shares of Voting Common Stock or Non-Voting Common Stock.

           (iv) To the knowledge of such counsel, the Company and each of its U.S. subsidiaries hold all licenses, certificates, permits and approvals from all state, federal, foreign and other regulatory authorities, and have satisfied in all material respects the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its U.S. subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in the Prospectus, and, each of the Company and its U.S. subsidiaries is conducting its business in compliance in all material respects with all of the laws, rules and regulations of each jurisdiction in which it conducts its business (including, without limitation, insurance and insurance holding company laws, rules and regulations); the Company and each of its subsidiaries has filed all Notices required to be filed under applicable laws, rules and regulations, including, without limitation, the insurance laws and regulations of the State of Missouri and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case, with such exceptions as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any of its U.S. subsidiaries has received any notification from any court or governmental body, authority or agency, including, without limitation, any insurance regulatory authority, to the effect that any additional Approvals from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would have a Material Adverse Effect.

           (v) The Company and each of its U.S. subsidiaries has filed all Notices pursuant to, and has obtained all Approvals required to be obtained under, and has otherwise complied with all requirements of, all applicable insurance laws and regulations (excluding insurance securities laws other than those of the State of Missouri), in connection with the issuance and sale of the Shares and associated Rights, in each case (other than the insurance laws and regulations of the State of Missouri, as to which no exception is taken) with such exceptions, individually or in the aggregate, as would not affect the validity of the Shares and associated Rights, their issuance or the transactions contemplated hereby or have a Material Adverse Effect; and no such Notices or Approvals are required to be filed or obtained by any of the U.S. subsidiaries in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and associated Rights, or the transactions contemplated hereby, in each case (other than the insurance laws of the State of Missouri, as to which no exception is taken) with such exceptions, individually or in the aggregate, as would not affect the validity of the Shares or associated Rights, their issuance or the transactions contemplated hereby or have a Material Adverse Effect. Except as described in the Prospectus, no insurance regulatory agency or body issued any order or decree impairing, restricting or prohibiting the payment of dividends by any U.S. subsidiary of the Company to its parent, other than such orders or decrees the issuance of which could not reasonably be expected to have a Material Adverse Effect.

           (vi) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company. The issuance and sale of the Shares, together with the associated Rights, by the Company and the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a violation of the Company's articles of incorporation or bylaws, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its U.S. subsidiaries under, any statute, bond, debenture, note, other evidence of indebtedness, or any agreement, indenture, mortgage, deed of trust, sale and leaseback arrangement, joint venture or other instrument to which the Company or any of its U.S. subsidiaries is a party or by which they are bound or to which any of the properties or assets of the Company or any of its U.S. subsidiaries is subject, or any order or decree, or any statute, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its U.S. subsidiaries or their properties, except to such extent as does not have a Material Adverse Effect.

           (vii) The Rights have been duly authorized and validly issued and when the Shares have been issued and delivered to and paid for by the Underwriters pursuant to this Agreement the Rights will be fully paid and non-assessable (subject to the terms and conditions of the Rights as applicable to their exercise).

           (viii) To the knowledge of such counsel, (A) there are no material (individually, or in the aggregate) legal, governmental or regulatory proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which the business or properties of the Company or any of its subsidiaries is the subject which are not disclosed in the Registration Statement and Prospectus; (B) there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required; and
      (C) there are no statutes, rules or regulations required to be described in the Registration Statement or Prospectus which are not described as required.

           (ix) To the knowledge of such counsel, neither the Company nor any U.S. subsidiary (i) is in default with respect to its articles of incorporation or bylaws; (ii) is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other contract, indenture, mortgage, deed of trust, sale and leaseback arrangement, joint venture or other instrument to which it is a party; (iii) is in violation of any other laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, Section 13 of the 1934 Act, or (iv) has failed to obtain any other license, permit, franchise, easement, consent, or other governmental authorization necessary to the ownership, leasing and operation of its properties or to the conduct of its business; provided that the representations in subparagraph (ii),
      (iii) and (iv) hereof shall not apply to defaults which would not have a Material Adverse Effect..

           (x) The statements made in the Prospectus under the caption "Business-Regulation" and the [third] paragraph on the inside front cover of the Prospectus, to the extent that they constitute summaries of documents referred to therein or matters of law or legal conclusions, have been reviewed by such counsel and are accurate summaries and fairly present the information disclosed therein.

     Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, such counsel participated in conferences with the Representatives and their counsel and with officers and representatives of the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in light such counsel's understanding of applicable law and the experience gained by such counsel through his practice thereunder, such counsel shall confirm that nothing came to his attention that would lead him to believe that either the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Prospectus or any amendment or supplement thereto as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements or other financial data as to which such counsel need express no opinion).

     In rendering the foregoing opinion, such counsel may rely, provided that the opinion shall state that you and he are entitled to so rely, (1) as to matters involving laws of any jurisdiction other than Missouri or the United States, upon opinions addressed to the Underwriters of other counsel satisfactory to them and Bryan Cave LLP, and (2) as to all matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company, provided such counsel shall state in his opinion that he believes that he and the Underwriters are justified in relying thereon.

     (d) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Lewis, Rice & Fingersh, special counsel for the Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

           (i) The Company and its U.S. subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the states in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their business as described in the Prospectus; the Company and its U.S. subsidiaries are duly qualified, licensed or authorized in each other jurisdiction where it is required to be so qualified, licensed or authorized to conduct its business as described in the Prospectus, except where the failure to be so qualified would not have a Material Adverse Effect.

           (ii) The outstanding shares of capital stock of the Company's U.S. subsidiaries have been duly authorized , validly issued, are fully paid and non-assessable and, to the knowledge of such counsel after due inquiry, are owned by the Company free and clear of any security interest, claim, lien, limitation on voting rights or encumbrances and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries.

           (iii) The Company has duly and validly authorized capital stock as described in the Prospectus; all outstanding shares of Common Stock, and associated Rights, of the Company and the Shares, and associated Rights, conform, or when issued will conform, to the description thereof in the Prospectus, and have been, or, when issued and paid for will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares, and associated Rights, to be sold by the Company in accordance with this Agreement is not subject to preemptive or other similar rights. All corporate action required to be taken by the Company for the authorization, issue and sale of the Shares, and associated Rights, has been duly and validly taken. The Shares, and associated Rights, are duly authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE. The form of specimen certificate representing the Shares filed as an exhibit to the Registration Statement is in valid and sufficient form. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights under the Company's articles of incorporation or any agreement or other instrument to which the Company is a party, and except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, calls, commitments or sale or options to acquire, or instruments convertible into or exchangeable for, shares of Voting Common Stock or Non-Voting Common Stock.

           (iv) The Registration Statement has become effective under the Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) or otherwise has been made in the manner and within the time period required thereby; and, to the knowledge of such counsel after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

           (v) The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue date, comply as to form and appear on their face to be appropriately responsive in all material respects to the requirements of Form S-3 under the Act and the applicable Rules and Regulations (except that such counsel need express no opinion as to the financial statements or other financial data) and, as of the date they were filed with the Commission, the documents incorporated by reference in the Prospectus appear on their face to comply as to form and to be appropriately responsive in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements or other financial data).

           (vi) The descriptions contained or incorporated by reference in the Registration Statement and Prospectus of contracts and other documents filed as exhibits to the Registration Statement are accurate in all material respects; all other material agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company.

           (vii) No authorization, approval, consent, order, registration or qualification of or with of any court or governmental body, authority or agency is required with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement, and the issuance and sale of the Shares, and associated Rights, the transactions contemplated hereby (other than with respect to insurance laws and regulations, as to which such counsel need not express any opinion), except such as may be required under the Act or the Rules and Regulations or as may be required by the NASD or under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

           (viii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company. The issuance and sale of the Shares, together with the associated Rights, by the Company and the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a violation of the Company's articles of incorporation or bylaws, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its U.S. subsidiaries under, any statute, bond, debenture, note, other evidence of indebtedness, or any agreement, indenture, mortgage, deed of trust, sale and leaseback arrangement, joint venture or other instrument to which the Company or any of its U.S. subsidiaries is a party or any of by which they are bound or to which any of the properties or assets of the Company or any of its U.S. subsidiaries is subject (each as such has been filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 1997 or Quarterly Report on Form 10-Q for the three-months ended March 31, 1998), or any order or decree, or any statute, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its U.S. subsidiaries or their properties (other than insurance laws and regulations, as to which such counsel need not express an opinion), except to such extent as does not have a Material Adverse Effect.

           (ix) The Rights have been duly authorized and validly issued and when the Shares have been issued and delivered to and paid for by the Underwriters pursuant to this Agreement the Rights will be fully paid and non-assessable (subject to the terms and conditions of the Rights as applicable to their exercise).

           (x) To the knowledge of such counsel, (A) there are no material (individually, or in the aggregate) legal, governmental or regulatory proceedings pending or threatened to which the Company or any subsidiary is a party or of which the business or properties of the Company or any subsidiary is the subject which are not disclosed in the Registration Statement and Prospectus; (B) there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required; and (C) there are no statutes or regulations required to be described in the Registration Statement or Prospectus which are not described as required.

           (xi) The statements made in the Prospectus under the captions "Business--Certain Relationships and Related Transactions," "Description of Capital Stock," "Certain Charter and Bylaw Provisions," "Certain U.S. Tax Considerations for Non-U.S. Holders" and _________, and in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 under Item 13, "Certain Relationships and Related Transactions," to the extent that they constitute summaries of documents referred to therein or matters of law or legal conclusions, have been reviewed by such counsel and are accurate summaries and fairly present the information disclosed therein.

           (xii) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (xiii) To such counsel's knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement pursuant to any agreement.

     Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, such counsel participated in conferences with the Representatives and their counsel and with officers and representatives of the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in light such counsel's understanding of applicable law and the experience gained by such counsel through their practice thereunder, such counsel shall confirm that nothing came to their attention that would lead them to believe that either the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Prospectus or any amendment or supplement thereto as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements or other financial data as to which such counsel need express no opinion).

     In rendering the foregoing opinion, such counsel may rely, provided that the opinion shall state that you and they are entitled to so rely, (1) as to matters involving laws of any jurisdiction other than Missouri or the United States, upon opinions addressed to the Underwriters of other counsel satisfactory to them and Bryan Cave LLP, and (2) as to all matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company, provided such counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

     (e) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of _____________, Canadian counsel to the Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

           (i) Each of the Company's Canadian subsidiaries has been duly incorporated and is validly existing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own, lease and operate their properties and conduct their business as described in the Prospectus; the Company's Canadian subsidiaries are duly qualified, licensed or authorized in each other jurisdiction where it is required to be so qualified, licensed or authorized to conduct its business as described in the Prospectus, except where the failure to be so qualified would not have a Material Adverse Effect.

           (ii) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the associated Rights, and the consummation of the transactions contemplated hereby will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company's Canadian subsidiaries, or an acceleration of indebtedness pursuant to, (i) the constating documents of any of the Company's Canadian subsidiaries, (ii) any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which any of the Company's Canadian subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation known to such counsel to be applicable to any of the Company's Canadian subsidiaries or any of their assets or properties, or (iv) any judgment, order or decree of any Canadian court or governmental agency or authority having jurisdiction over any of the Company's Canadian subsidiaries or their assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Canadian court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

           (iii) To the best knowledge of such counsel, no action has been taken and no Canadian statute, rule or regulation or order has been enacted, adopted or issued by any Canadian governmental agency that prevents the issuance of the Shares or the associated Rights; no injunction, restraining order or order of any nature by a Canadian court of competent jurisdiction has been issued that prevents the issuance and sale of the Shares or the associated Rights and to the best knowledge of such counsel, no action, suit or proceeding is pending against or affecting or threatened against, any of the Company's Canadian subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Shares or the associated Rights or in any manner draw into question the validity of this Agreement and the Shares or the associated Rights or have a Material Adverse Effect.

           (iv) To the best knowledge of such counsel, each of the Company's Canadian subsidiaries holds all licenses, certificates, permits and approvals from all state, federal, foreign and other regulatory authorities, and have satisfied in all material respects the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company's Canadian subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in the Prospectus, and, each of the Company's Canadian subsidiaries is conducting its business in compliance in all material respects with all of the laws, rules and regulations of each jurisdiction in which it conducts its business (including, without limitation, insurance and insurance holding company laws, rules and regulations); each of the Company's Canadian subsidiaries has filed all Notices required to be filed under applicable laws, rules and regulations, including, without limitation, the insurance laws and regulations of the jurisdictions which are applicable to it, in each case, with such exceptions as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, none of the Company's subsidiaries has received any notification from any court or governmental body, authority or agency, including without limitation, any insurance regulatory authority, to the effect that any additional Approvals from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would have a Material Adverse Effect. To the best of such counsel's knowledge, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any subsidiary of the Company to its parent.

           (v) As of the Closing Date and as of the date of each Prospectus, all of the outstanding shares of capital stock of each of the Company's Canadian subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Company's Canadian subsidiaries are owned by the Company either directly or through wholly owned subsidiaries and all such shares so held by the Company are held free and clear of any security interest, claim, lien, limitation on voting rights or encumbrances.

           (vi) The descriptions contained in the Prospectus in the third paragraph on the inside front cover and under the heading "Business-Regulation," insofar as they summarize provisions of documents, matters of Canadian law or legal conclusions, fairly summarize such provisions of documents, matters of Canadian law or legal conclusions in all material respects.

     The opinions of such counsel described in this paragraph shall be rendered to you at the request of the Company and shall so state therein. Such opinions may contain customary recitals, conditions and qualifications and may state that, as to matters of New Brunswick law it is relying on an opinion of New Brunswick counsel, provided such counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

     (f) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Barbados counsel to the Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing
Date), to the effect that:

           (i) RGA Reinsurance Company (Barbados) Ltd. has been duly incorporated and is validly existing under the laws of Barbados, with full corporate power and authority to own, lease and operate their properties and conduct its business as described in the Prospectus; RGA Reinsurance Company (Barbados) Ltd. Is duly qualified, licensed or authorized in each other jurisdiction where it is required to be so qualified, licensed or authorized to conduct its business as described in the Prospectus, except where the failure to be so qualified would not have a Material Adverse Effect.

           (ii) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the RGA Reinsurance Company (Barbados) Ltd., or an acceleration of indebtedness pursuant to, (i) the constituting documents of RGA Reinsurance Company (Barbados) Ltd., (ii) any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which RGA Reinsurance Company (Barbados) Ltd. is a party or by which it or its property is or may be bound, (iii) any statute, rule or regulation known to such counsel to be applicable to RGA Reinsurance Company (Barbados) Ltd. or any of its assets or properties, or (iv) any judgment, order or decree of any Barbados court or governmental agency or authority having jurisdiction over RGA Reinsurance Company (Barbados) Ltd. or its assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Barbados court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby.

           (iii) To the best knowledge of such counsel, no action has been taken and no Barbados statute, rule or regulation or order has been enacted, adopted or issued by any Barbados governmental agency that prevents the issuance of the Shares or the associated Rights; no injunction, restraining order or order of any nature by a Barbados court of competent jurisdiction has been issued that prevents the issuance and sale of the Shares or the associated Rights and to the best knowledge of such counsel, no action, suit or proceeding is pending against or affecting or threatened against, RGA Reinsurance Company (Barbados) Ltd. before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Shares or the associated Rights or in any manner draw into question the validity of this Agreement and the Shares or the associated Rights or have a Material Adverse Effect.

           (iv) To the best knowledge of such counsel, RGA Reinsurance Company (Barbados) Ltd. holds all licenses, certificates, permits and approvals from all state, federal, foreign and other regulatory authorities, and has satisfied in all material respects the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for RGA Reinsurance Company (Barbados) Ltd. lawfully to own, lease and operate its properties and conduct its business as described in the Prospectus, and, RGA Reinsurance Company (Barbados) Ltd. is conducting its business in compliance in all material respects with all of the laws, rules and regulations of each jurisdiction in which it conducts its business (including, without limitation, insurance and insurance holding company laws, rules and regulations); RGA Reinsurance Company (Barbados) Ltd. has filed all Notices required to be filed under applicable laws, rules and regulations, including, without limitation, the insurance laws and regulations of the jurisdictions which are applicable to it, in each case, with such exceptions as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, RGA Reinsurance Company (Barbados) Ltd. has not received any notification from any court or governmental body, authority or agency, including without limitation, any insurance regulatory authority, to the effect that any additional Approvals from such regulatory authority is needed to be obtained by any of it, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would have a Material Adverse Effect. To the best of such counsel's knowledge, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any subsidiary of the Company to its parent.

           (v) As of the Closing Date and as of the date of each Prospectus, all of the outstanding shares of capital stock of RGA Reinsurance Company (Barbados) Ltd. have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the RGA Reinsurance Company (Barbados) Ltd. are owned by the Company either directly or through wholly owned subsidiaries and all such shares so held by the Company are held free and clear of any security interest, claim, lien, limitation on voting rights or encumbrances.

           (vi) The descriptions contained in the Prospectus under the heading "Business-Regulation," insofar as they summarize provisions of documents, matters of Barbados law or legal conclusions, fairly summarize such provisions of documents, matters of Barbados law or legal conclusions in all material respects.

     The opinions of such counsel described in this paragraph shall be rendered to you at the request of the Company and shall so state therein. Such opinions may contain customary recitals, conditions and qualifications

     (g) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Bryan Cave LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably require; the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of any of the representations, warranties or conditions herein contained.

     (h) You shall have received at or prior to the Closing Date from Bryan Cave LLP a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Shares under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Company.

     (i) On the business day immediately preceding the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from KPMG Peat Marwick LLP, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations, and the answer to Item 509 of Regulation S-K set forth in the Registration Statement is correct insofar as it relates to them, and stating to the effect set forth in Schedule III hereto.

     (j) Except as contemplated in the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into transactions, and there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries or any change in the condition (financial or other), net worth, business, affairs, management, prospects or results of operations of the Company or its subsidiaries, the effect of which, in any such case described in clause (i) or
(ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date (and, if applicable, the Option Closing
Date) on the terms and in the manner contemplated in the Prospectus.

     (l) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the establishing on such exchanges by the Commission or by such exchanges of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a general moratorium on commercial banking activities declared by either federal, New York or Missouri authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United
States of a national emergency or war, if the effect of any such event specified in this clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares, and the associated Rights, in the manner contemplated in the Prospectus; (iv) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in this clause (iv) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares, and associated Rights, in the manner contemplated in the Prospectus; or (v) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule, or order of any court or other governmental authority, or the taking of any action by any federal, state or local government or agency in respect of fiscal or monetary affairs, if the effect of any such event specified in this clause (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares, and the associated Rights, in the manner contemplated in the Prospectus.

     (m) You shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the President and the Chief Financial Officer of the Company stating that (i) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and all documents incorporated by reference therein and when read together with the documents incorporated by reference therein, at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, that (ii) all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed or complied with by the Company.

     (n) You shall have received agreements from (i) GenAmerica Corporation, General American Life Insurance Company and Equity Intermediary Company, and
(ii) William P. Stiritz, that for a period of 90 days and 45 days, respectively, from the Effective Date they and he, as the case may be, will not, directly or indirectly offer, sell, contract to sell or otherwise dispose of any shares of the Company's Common Stock or Non-Voting Common Stock, any securities convertible or exchangeable for Common Stock or Non-Voting Common Stock or any other rights to acquire such shares without the prior written consent of A.G. Edwards & Sons, Inc.

     (o) The Company shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed in all material respects any agreement on its respective part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

     (p) The Company shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such further information, certificates and documents as you may have reasonably requested.

     (r) The Shares and associated Rights shall have been approved for trading upon official notice of issuance on the NYSE.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Bryan Cave LLP, counsel for the several Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you may request.

     If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Company.

     7. INDEMNIFICATION. (a) The Company will indemnify and hold harmless each Underwriter (including, without limitation, the QIU in its capacity as qualified independent underwriter within the meaning of Conduct Rule 2720) and each person, if any, who controls any Underwriter within the meaning of the Act or the 1934 Act, from and against any and all losses, claims, damages, and liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, and all liabilities and expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any jurisdiction in order to qualify any or all of the Shares under the securities laws thereof ("Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 12); and provided, further, that if any Preliminary Prospectus or the Prospectus contained any alleged untrue statement or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission shall have been corrected in a revised Preliminary Prospectus or in the Prospectus or in an amended or supplemented Prospectus, the Company shall not be liable to any Underwriter or controlling person under this subsection (a) with respect to such alleged untrue statement or alleged omission to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, such revised Preliminary Prospectus or Prospectus or amended or supplemented Prospectus, provided that the Company has delivered copies thereof in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

     (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and, each person, if any, who controls the Company within the meaning of the Act or the 1934 Act, from and against any and all losses, claims, damages, and liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, and liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus or the Prospectus, such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by any such Underwriter expressly for use in the preparation thereof (as provided in Section 12); and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement shall be in addition to any liabilities which the Underwriters may otherwise have.

     (c) Any party which proposes to assert the right to be indemnified under this Section 7 shall, within ten days after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 7, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel in a written opinion that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne by the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. Each indemnified party, as a condition of such indemnity, shall cooperate in good faith with the indemnifying party in the defense of any such action or claim.

     (d) If the indemnification provided for in this Section 7 is for any reason, other than pursuant to the terms thereof, judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) to be unavailable to an indemnified party under subsections (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters (including, without limitation, the QIU), on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, on the one hand, and the Underwriters (including, without limitation, the QIU), on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as other relevant equitable considerations. The relative benefits received by, as applicable, the Company, on the one hand, and the Underwriters (including, without limitation, the QIU), on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter (including, without limitation, the QIU) shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such action, suit or proceeding.

     8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company contained in Sections 7 and 11 herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or any controlling person, the Company or any of its officers, directors or any controlling persons, and shall survive delivery of the Shares to the Underwriters hereunder.

     9. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one tenth of the total Shares to be sold on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one tenth of the total Shares to be sold on the Closing Date, or if the Company shall not exercise the right described in subsection
(b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. EFFECTIVE DATE AND TERMINATION. (a) This Agreement shall become effective at 1:00 p.m., St. Louis time, on the first business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first release the Shares and associated Rights for offering to the public; provided, however, that the provisions of Section 7 and 11 shall at all times be effective. For the purposes of this Section 10(a), the Shares shall be deemed to have been released to the public upon release by you of the publication of a newspaper advertisement relating to the Shares or upon release of telegrams, facsimile transmissions or letters offering the Shares for sale to securities dealers, whichever shall first occur.

     (b) This Agreement may be terminated by you at any time before it becomes effective in accordance with Section 10(a) by notice to the Company; provided, however, that the provisions of this Section 10 and of Section 7 and Section 11 hereof shall at all times be effective. In the event of any termination of this Agreement pursuant to Section 9 or this Section 10(b) hereof, the Company shall not then be under any liability to any Underwriter except as provided in
Section 7 or Section 11 hereof.

     (c) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Company if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

     (d) This Agreement also may be terminated by you by notice to the Company as to any obligation of the Underwriters to purchase the Option Shares, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

     If you terminate this Agreement as provided in Sections 10(b), 10(c) or 10(d), you shall notify the Company by telephone or telegram, confirmed by letter.

     11. COSTS AND EXPENSES. The Company will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, (c) the furnishing of copies of such documents to the Underwriters, (d) the registration or qualification of the Shares and associated Rights for offering and sale under the securities laws of the various states or other jurisdictions, including the reasonable fees and disbursements of Underwriters' counsel relating to such registration or qualification, (e) the fees payable to the NASD and the Commission in connection with their review of the proposed offering of the Shares, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all initial transfer taxes, if any, (h) all fees and expenses relating to the authorization of the Shares and associated Rights for trading on the NYSE, (i) all travel expenses, including air fare and accommodation expenses, of representatives of the

Company in connection with the offering of the Shares and associated Rights and
(j) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares and associated Rights; provided, however, that the Underwriters will bear and pay the fees and expenses of the Underwriters' counsel (other than fees and disbursements relating to the registration or qualification of the Shares and associated Rights for offering and sale under the securities laws of the various states or other jurisdictions), the Underwriters' out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares and associated Rights.

     If this Agreement is terminated by you in accordance with the provisions of Section 10(c), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

     12. INFORMATION FURNISHED BY UNDERWRITERS.  The statements set forth in
(i) footnotes (1) and (3) to the tables on the cover page of the Prospectus,
(ii) the last paragraph of the cover page of the Prospectus, (iii) the "stabilization legend" on the inside front cover page of the Prospectus, and
(iv) the statements in the first, third, seventh, eighth and tenth paragraphs and the third sentence of the sixth paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 4(a)
(ii) and Section 7 hereof.

     13. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Syndicate, facsimile number (314) 289-7387, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 660 Mason Ridge Center Drive, St. Louis, Missouri 63141, facsimile number (314) 453-7464, Attention: Chief Financial Officer with a copy to the General Counsel at facsimile number (314) 444-0510. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address [AS IT APPEARS IN THE UNDERWRITERS' QUESTIONNAIRE FURNISHED IN CONNECTION WITH THE OFFERING OF THE SHARES OR] as [OTHERWISE] furnished to the Company.

     14. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity, other than the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

     In all dealings with the Company under this Agreement you shall act on behalf of each of the several Underwriters, the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you on behalf of the Underwriters, as if the same shall have been made or given in writing by the Underwriters.

     15. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     16. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

     17. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriters.

                                      REINSURANCE GROUP OF AMERICA,
                                      INCORPORATED


                                      By: __________________________
                                      Name:_________________________
                                      Title:________________________



A.G. EDWARDS & SONS, INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
MORGAN STANLEY & CO. INCORPORATED
CHASE SECURITIES INC.
CONNING & COMPANY

Accepted in St. Louis,
Missouri as of the date
first above written, on
behalf of ourselves and each
of the several Underwriters
named in Schedule I hereto.

By A.G. EDWARDS & SONS, INC.

By:_______________________
Name:_____________________
Title:____________________

                                   SCHEDULE I




     Name                                                 Number of Shares
     ----                                                 ----------------

     A.G. Edwards & Sons, Inc.                                       _____
     Donaldson, Lufkin & Jenrette Securities Corporation             _____
     Morgan Stanley & Co. Incorporated                               _____
     Chase Securities Inc.                                           _____
     Conning & Company                                               _____
     _____________________                                           _____
     _____________________                                           _____
     _____________________                                           _____
     _____________________                                           _____
     _____________________                                           _____
     _____________________                                           _____
     _____________________                                           _____
     _____________________                                           _____
     _____________________                                           _____
     _____________________                                           _____
     _____________________                                           _____
     _____________________                                           _____


     Total                                                           _____

                                  SCHEDULE II

                              LIST OF SUBSIDIARIES

                                  SCHEDULE III


     Pursuant to Section 6(j) of the Underwriting Agreement, KPMG Peat Marwick LLP shall furnish letters to the Underwriters to the effect that:

     (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable Rules and Regulations thereunder.

     (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Rules and Regulations with respect to registration statements on Form S-3.

     (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants ("AICPA") of the unaudited consolidated interim financial statements and selected financial data and unaudited condensed consolitated interim statements of income, balance sheets and statements of cash flows and other selected financial data included in (or incorporated by reference into) the Prospectus; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
(vi)(A) below comply as to form in all material respects with the applicable accounting requirements of the Act Rules and Regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and Rules and Regulations.

     (iv) The unaudited selected consolidated financial information with respect to the results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (except for certain other financial data as specifically noted in the procedures performed) in the audited financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K or the Company's Registration Statement on Form S-3 (File No. 333-______) for such fiscal years.

     (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 303, 304, 305, 402 and 503(d), respectively, of Regulation S-K.

     (vi) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 71, Interim Financial Information, on the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the

Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                 (A) any material modifications should be made to the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles, or the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder;

                 (B) any other unaudited income statement data and balance
            sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                 (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                 (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or investment portfolio or any increase in the consolidated long-term debt or total debt of the Company and its subsidiaries, or any decreases in invested assets, total assets, policy liabilities or stockholders' equity or other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                 (E) for the period from the date of the latest financial
            statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or any other changes in any other items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

     (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.